Exhibit 21.  Subsidiaries of the Registrant

Name of Subsidiary [State or Country of Incorporation]

Domestic Subsidiaries

Franchise Realty Investment Trust - Illinois [Maryland]

Golden Arches UK, LLC [Delaware]

McD Asia Pacific, LLC [Delaware]

McDonald’s Deutschland, Inc. [Delaware]

McDonald’s Development Italy, Inc. [Delaware]

McDonald’s Europe, Inc. [Delaware]

McDonald’s International Property Company, Ltd. [Delaware]

McDonald’s Real Estate Company [Delaware]

McDonald’s Restaurant Operations Inc. [Delaware]

McDonald’s Sistemas de Espana, Inc. [Delaware]

McDonald’s System of France, Inc. [Delaware]

McDonald’s USA, LLC [Delaware]

Foreign Subsidiaries

Anhui McDonald’s (Restaurants Food) Company Limited [China]

Closed Joint Stock Company “Moscow-McDonald’s” [Russia]

Dalian McDonald’s Restaurants Food Company Limited [China]

Dongguan Maihua Food Company Limited [China]

Golden Arches Finance of Canada L.P. [Canada]

Golden Arches of France [France]

Guangdong Sanyuan McDonald’s Food Company Limited [China]*

Guangxi McDonald’s Restaurants Food Company Limited [China]

Henan McDonald’s (Restaurants Food) Company Limited [China]

Hunan McDonald’s (Restaurants Food) Company Limited [China]

Klingler Grundstücksverwaltungsgesellschaft m.b.H. [Austria]

Limited Liability Company “McDonald’s” [Russia]

McDonald’s (China) Company Limited [China]

McDonald’s (Tianjin) Foods Company Limited [China]

McDonald’s (Xiamen) Foods Development Company Limited [China]

McDonald’s Australia Holdings Limited [Australia]

McDonald’s Australia Limited [Australia]

McDonald’s Central Europe GmbH [Austria]

McDonald’s France SA [France]

McDonald’s France Services SARL [France]

McDonald’s Franchise GmbH [Austria]

McDonald’s Gesellschaft m.b.H [Austria]

McDonald’s GmbH [Germany]

McDonald’s Immobilien GmbH [Germany]

McDonald’s Liegenschaftsverwaltung Gesellschaft m.b.H. [Austria]

McDonald’s Nederland B.V. [Netherlands]

McDonald’s Paris Sud SARL [France]

McDonald’s Real Estate LLP [United Kingdom]

McDonald’s Restaurants (Fuzhou) Foods Company Limited [China]

McDonald’s Restaurants (Hong Kong) Limited [Hong Kong, China]

McDonald’s Restaurants (Shenzhen) Company Limited [China]

McDonald’s Restaurants (Wuhan) Foods Company Limited [China]

McDonald’s Restaurants Limited [United Kingdom]

McDonald’s Restaurants of Canada Limited [Canada]

McDonald’s Suisse Development Sárl [Switzerland]

McDonald’s Suisse Franchise Sárl [Switzerland]

McDonald’s Suisse Holding SA [Switzerland]

McDonald’s Suisse Restaurants Sárl [Switzerland]

Nanjing McDonald’s Restaurants Foods Company Limited [China]

Partage SAS [France]*

Pomepi SAS [France]*

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Restaurantes McDonald’s S.A. [Spain]

Shandong McDonald’s (Restaurants Food) Company Limited [China]

Shanghai McDonald’s Food Company Limited [China]

Shenyang McDonald’s (Restaurants Food) Company Limited [China]

Sichuan McDonald’s Restaurants Food Company Limited [China]

Svenska McDonald’s AB [Sweden]

Wuxi McDonald’s Restaurants Food Company Limited [China]

Xian McDonald’s (Restaurants Food) Company Limited [China]

Zhejiang McDonald’s Restaurants Food Company Limited [China]

Zhongshan McDonald’s Food Company Limited [China]

The names of certain subsidiaries have been omitted as follows:

(a)	49 wholly-owned subsidiaries of McDonald’s USA, LLC, each of which operates one or more McDonald’s restaurants within the United States and the District of Columbia.

(b)	Additional subsidiaries, other than those mentioned in (a), because considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary. These include, but are not limited to: McDonald’s APMEA, LLC [Delaware]; McDonald’s International, LLC [Delaware]; McDonald’s Latin America, LLC [Delaware]; and other domestic and foreign, direct and indirect subsidiaries of the registrant.

[ ]	Brackets indicate state or country of incorporation and do not form part of corporate name.

*	This subsidiary is not wholly owned by the registrant.

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